AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2000
                                         REGISTRATION STATEMENT NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                         HI-RISE RECYCLING SYSTEMS, INC.

          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  FLORIDA                                       65-0222933
                 ---------                                     ------------
      (STATE OR OTHER JURISDICTION OF                         (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                              8505 N.W. 74TH AVENUE
                              MIAMI, FLORIDA 33166
                                 (305) 597-0243

          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                   1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

 ------------------------------------------------------------------------------

                                  DONALD ENGEL
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         HI-RISE RECYCLING SYSTEMS, INC.
                              8505 N.W. 74TH AVENUE
                              MIAMI, FLORIDA 33166

               ---------------------------------------------------
                     (Name and address of agent for service)

                                 (305) 597-0243

               ---------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                               GARY EPSTEIN, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0500

                               -------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   PROPOSED MAXIMUM            PROPOSED
           TITLE OF SECURITIES                AMOUNT TO BE          OFFERING PRICE         MAXIMUM AGGREGATE         AMOUNT OF
            TO BE REGISTERED                   REGISTERED            PER SHARE(1)          OFFERING PRICE(1)      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK                                    2,000,000              $       (1)           $3,512,781.20            $927.37
  $.01 PAR VALUE......................           SHARES
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of (a) the actual exercise price of (i) $2.00 for an aggregate of 95,000 options to purchase Common Stock being registered, (ii) $2.4375 for an aggregate of 460,500 options to purchase Common Stock being registered and (iii) $2.50 for an aggregate of 394,500 options to purchase Common Stock being registered, which have already been granted under the Hi-Rise Recycling Systems, Inc. 1998 Executive Incentive Compensation Plan (the "Plan") and (b) the average of the high and low price of a share of Common Stock as reported by the Nasdaq SmallCap Market on April 27, 2000 (which was $1.15625 with respect to 1,050,000 shares of Common Stock subject to future grants of awards under the Plan.

          PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

---------------------

         * The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as the prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999;

         (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1999;

         (c) the description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission on June 17, 1993; and

         (d) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-3 (Reg. No. 333-89801), filed with the Commission on October 27, 1999, as amended on January 4, 2000.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Amended and Restated Articles of Incorporation and Bylaws provide that the Registrant shall indemnify and may insure its officers and directors to the fullest extent not prohibited by law. The Registrant has entered into an agreement with each of its directors and executive officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law. The Registrant also maintains a policy of directors' and officers' liability insurance that insures, subject to certain exclusions, the Registrant's directors and officers against the cost of defense, settlement of, payment of a judgment in connection with a proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.
                                      II-2

ITEM 8.  EXHIBITS

See "Exhibit Index" below.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section  10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on May 2, 2000.

                                   HI-RISE RECYCLING SYSTEMS, INC.


                                   By: /s/ Donald Engel
                                      ------------------------------------------
                                   Name:   Donald Engel

                                   Title:  Chairman of the Board
                                           and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Bradley Hacker as his true and lawful attorney-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                         TITLE                                   DATE
              ---------                                         -----                                   ----


/s/ Donald Engel                        Chairman of the Board and Chief Executive Officer         May 2, 2000
-------------------------
Donald Engel

/s/ Bradley Hacker                      Chief Financial Officer                                   May 2, 2000
-------------------------               (Principal Financial and Accounting Officer)
Bradley Hacker

/s/ Ira S. Merritt                      Director                                                  May 2, 2000
-------------------------
Ira S. Merritt

/s/ Joel Pashcow                        Director                                                  May 2, 2000
-------------------------
Joel M. Pashcow

/s/ Warren Adelson                      Director                                                  May 2, 2000
-------------------------
Warren Adelson

/s/ Leonard Toberoff                    Director                                                  May 2, 2000
-------------------------
Leonard Toberoff

                                  EXHIBIT INDEX

   EXHIBIT
   NUMBER                        DESCRIPTION
   ------                        -----------
        4.1           1998 Executive Incentive Compensation Plan
        5.1           Opinion of Greenberg Traurig, P.A.
       23.1           Consent of PricewaterhouseCoopers LLP
       23.2 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)